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                                 EXHIBIT 10.34
                       MASTER LOAN AND SECURITY AGREEMENT

No. 00100

SECURED PARTY: SANWA BUSINESS CREDIT CORPORATION, One South Wacker Drive, Chicago, IL, 60606.

DEBTOR:    SHEFFIELD STEEL CORPORATION, 220 North Jefferson, Sand Springs, OK,
74063.

1. GRANT OF SECURITY INTEREST

For value received, the undersigned ("Debtor") hereby grants Sanwa Business Credit Corporation ("Secured Party") a security interest in the items of equipment set forth from time to time in each Loan Schedule and Supplemental Security Agreement issued pursuant to this Master Loan and Security Agreement including, without limitation, all accessories, additions, accessions, alterations, attachments, parts, and repairs now or hereafter affixed thereto or used in connection therewith and substitutions and replacements thereof or of any part thereof and all proceeds of the foregoing (collectively, the "Equipment") including, without limitation, the proceeds of any insurance payable to Debtor or Secured Party with respect to the foregoing; and any cash or cash equivalent deposits made by Debtor to Secured Party from time to time to secure Debtor's obligations under all Installment Notes (the "Note" or "Notes") issued pursuant to this Security Agreement and the obligations hereunder and the obligations under any other agreement with Secured Party (collectively called "Liabilities"), and Additional Collateral, as defined, and set forth from time to time in each Loan Schedule and Supplemental Security Agreement issued pursuant to this Master Loan and Security Agreement. The Equipment and Additional Collateral are referred to herein as the "Collateral". The terms "the Security Agreement," "this Security Agreement", the "Agreement" or "any Security Agreement" shall mean and refer to any Loan Schedule and Supplemental Security Agreement which incorporates the terms of this Master Loan and Security Agreement, together with all exhibits, addenda, schedules, certificates, riders and other documents and instruments executed and delivered in connection with such Loan Schedule and Supplemental Security Agreement, all as the same may be amended or modified from time to time. Each Loan Schedule shall constitute a separate, distinct and independent security agreement and contractual obligation of Debtor.

The security interest granted herein shall attach to each item of Collateral at the earlier of (i) Debtor's execution and delivery of the Note, Loan Schedule and Supplemental Security Agreement with respect to such item of Collateral; or
(ii) the time that Secured Party advances any funds to or on behalf of Debtor in complete or partial payment for items of Equipment set forth on the respective Loan Schedule and Supplemental Security Agreement.

2. DELIVERY OF NOTES

Subject to the terms and conditions hereof and of each Loan Schedule, Secured Party agrees to make loans to Debtor with respect to the Equipment described on any Loan Schedule and Supplemental Security Agreement, from time to time prior to the Commitment Expiration Date set forth on such Loan Schedule, in an aggregate principal amount not to exceed the amount of Secured Party's Commitment set forth on such Loan Schedule, and with each such loan to be in an amount not less than the Minimum Loan Amount set forth on such Loan Schedule.

The proceeds of each loan shall be applied by Debtor solely in payment of the cost of (or in reimbursement to Debtor for payment of the cost of) the Equipment identified in the Supplemental Security Agreement to which such loan relates. The Equipment shall be satisfactory to Secured Party and,
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together with the Additional Collateral shall be more specifically described in the applicable Supplemental Security Agreement.

Each loan shall be evidenced by a Note in the form of Exhibit A. Each Note shall (i) be dated the date on which the loan evidenced thereby is made; (ii) be payable in such number and type of installments of principal and interest and bear such interest rate on the unpaid principal amount thereof as is specified in the Note relating to such loan; and (iii) be payable on the dates and in the amounts set forth therein and (iv) be in form and substance satisfactory to Secured Party. No voluntary partial prepayment of any Note shall be permitted and voluntary full prepayment of any Note shall, if permitted, be as set forth in such Note.


3.  CONDITIONS OF BORROWING.

Secured Party shall not be required to make any loan hereunder unless on the closing date thereof all legal matters with respect to, and all legal documents executed in connection with, the contemplated transactions are satisfactory to Secured Party and all of the following conditions are met to the satisfaction of Secured Party (except that (a), (b) and (c) are required in connection with the initial loan only): (a) Secured Party has received a certificate signed by Debtor's Secretary or Assistant Secretary, certifying the corporate proceedings of Debtor authorizing the execution, delivery and performance of this Agreement and the other documents to be executed in conjunction herewith and the transactions contemplated hereby and thereby, and certifying the names of the officers of Debtor authorized to execute this Agreement and the other documents to be executed in conjunction herewith, and any related documents, together with their specimen signatures; (b) the Guaranty, if any be required by Secured Party, has been duly executed and delivered by the Guarantor thereunder and Secured Party has received an executed counterpart thereof, together with a certificate signed by Guarantor's Secretary or Assistant Secretary, certifying the corporate proceedings of Guarantor authorizing the execution, delivery and performance of the Guaranty, and certifying the names of the officers of Guarantor authorized to execute the Guaranty and any related documents, together with their specimen signatures; (c) if requested, Secured Party has received the written opinions addressed to it of counsel for Debtor and Guarantor, if any, as to such matters incident to the contemplated transactions as Secured Party may reasonably request; (d) Debtor has executed and delivered to Secured Party a Loan Schedule in the form of Exhibit B hereto with respect to the Equipment to be financed by such loan; (e) Debtor has executed and delivered to Secured Party the Note evidencing such loan, and a Supplemental Security Agreement in the form of Exhibit C and a Delivery and Acceptance Certificate in the form of Exhibit D, each describing the Equipment to be financed by such loan, and a Pay Proceeds Letter in the form of Exhibit E describing in detail satisfactory to Secured Party the amount(s), the payee(s) of the loan proceeds and the method of payment; (f) the Equipment being financed by such loan has been delivered to and accepted by Debtor, and Secured Party has received satisfactory evidence that it is insured in accordance with the provisions hereof and that the Total Cost thereof as set forth on Schedule A to the Supplemental Security Agreement has been, or concurrently with the making of the loan shall be, fully paid; (g) Secured Party has received copies of the invoices and bills of sale, if any (including manufacturers' statements of origin in the case of titled vehicles), covering Debtor's acquisition of the Equipment being financed with such loan and showing Debtor as the owner thereof; (h) all filings, recordings, notations of lien and other actions (including the obtaining of landlord and/or mortgagee waivers) deemed necessary or desirable by Secured Party in order to perfect a valid first priority security interest in the Equipment being financed by such loan and Additional Collateral have been duly effected, and all fees, taxes and other charges relating thereto have been paid; (i) the representations and warranties contained in this Security Agreement and in any Guaranty are true and correct with the same effect as if made on and as of such closing date and no Default is in existence on such closing date or shall occur as a result of such loan; (j) in the reasonable judgment of Secured Party, there has been no material adverse change in the financial condition, business or operations of Debtor or any Guarantor since the date of the then most recent financial statement of
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Debtor or any Guarantor delivered to Secured Party; (k) Secured Party has received from Debtor and any Guarantor such other documents and information as Secured Party has reasonably requested; (l) the amount of such loan is not less than the Minimum Loan Amount specified on the related Loan Schedule, and such loan, when added to the aggregate amount of all loans theretofore made with respect to the Equipment covered by such Loan Schedule, will not cause the amount of Secured Party's Commitment specified on such Loan Schedule to be exceeded; and (m) the Closing Date for such loan is a date not later than the Commitment Expiration Date specified on the related Loan Schedule.

4. REPRESENTATIONS AND WARRANTIES

Debtor hereby warrants and agrees that (1) the Equipment (except any thereof which, prior to the execution of this Agreement, Debtor shall have advised Secured Party in writing consists of Equipment normally used in more than one state) will be kept only at its address shown below (or if any other location is shown with respect to any such Equipment in the description thereof herein, then at such other location), unless Secured Party shall otherwise consent in writing, provided that Equipment which is of a type normally used at more than one location may be used throughout any jurisdictions agreed to by Secured Party in writing so long as the principal place where such Equipment is kept does not change; (2) it will immediately give written notice to Secured Party of any change in the location of its chief executive office or chief place of business and of any use of any of the Equipment in any jurisdiction other than a state in which Secured Party shall have previously consented to the use of such Equipment; (3) it has, or forthwith will acquire, full title to the Equipment and the Additional Collateral, and will at all times keep the Equipment and the Additional Collateral free of all liens and claims whatsoever, other than the security interest hereunder; (4) no financing statement (other than (i) any which may have been filed on behalf of Secured Party covering any of the Equipment or Additional Collateral and (ii) those filed by State Street Bank and Trust Company which , pursuant to the Indenture with Debtor dated as of December 5, 1997 and pursuant to such financing statements, exclude the Equipment) is on file in any public office; (5) it will from time to time, execute such financing statements and other documents and pay the cost of filing or recording the same and do such other acts and things at its expense, all as Secured Party may request in its sole discretion, to establish and maintain a valid perfected security interest in the Equipment and the Additional Collateral, free of all other liens and claims whatsoever, to secure the payment of the Liabilities, and any carbon, photographic or other reproduction of this Agreement or of any such financing statement shall be sufficient for filing as a financing statement; (6) it will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein except with the prior written consent of Secured Party; (7) it will at all times keep the Equipment and the Additional Collateral in first class order and repair in accordance with manufacturer's instructions, excepting any loss, damage or destruction which is fully covered by proceeds of insurance; (8) it will at all times keep the Equipment insured against loss, damage, theft and other risks, in such amounts, with such companies and under policies in such form, all as shall be reasonably satisfactory to Secured Party, which policies shall provide that loss thereunder shall be payable to Secured Party as loss payee for property insurance and as additional insured for liability insurance and Secured Party may apply any proceeds of insurance which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as Secured Party may determine and such policies or certificates thereof shall, if Secured Party so requests, be deposited with Secured Party; (9) Secured Party may examine and inspect the Equipment or any thereof, wherever located, at any reasonable time or times; (10) Secured Party may from time to time, at its option, perform any agreement of Debtor hereunder which Debtor shall fail to perform and take any other action which Secured Party deems necessary for the maintenance or preservation of any of the Collateral or its interest therein, and Debtor agrees to forthwith reimburse Secured Party for all expenses of Secured Party in connection with the foregoing, together with interest thereon at a rate equal to the lesser of (i) two percent (2%) per annum over the rate of interest set forth in the Note or (ii) the maximum rate permitted by applicable law, from the date incurred until reimbursed by Debtor; and (11) none of the Equipment is or will be fixtures or so related to particular real estate that an interest in them arises under real estate law.
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5. COVENANTS

Debtor covenants and agrees that from and after the date hereof and so long as Secured Party's Commitment hereunder or any of the Notes is outstanding:

A. Debtor will: (1) promptly give written notice to Secured Party of the occurrence of any event of loss, damage or destruction of or to the Equipment or Default, of the commencement or threat of any material litigation or proceedings affecting Debtor or the Collateral, or of any dispute between Debtor and any governmental regulatory body or other party that involves any of the Collateral;
(2) observe all requirements of any governmental authorities relating to the performance of its obligations hereunder and to the use, operation or ownership of the Equipment; (3) maintain its existence as a legal entity and obtain and keep in full force and effect all rights, franchises, licenses and permits which are necessary to the proper conduct of its business, and pay all fees, taxes, assessments and governmental charges or levies imposed upon any of the Collateral; (4) permit Secured Party or its authorized representative at any reasonable time or times to inspect the Equipment and, following the occurrence and during the continuation of a Default , at any reasonable time or times to inspect the books and records of Debtor; (5) keep proper books of record and account in accordance with generally accepted accounting principles; (6) furnish to Secured Party the following financial statements all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the periods involved: (a) as soon as available, but not later than 120 days after the end of each fiscal year, its consolidated balance sheet as of the end of such fiscal year, and its consolidated statements of income and changes in financial position for such fiscal year, audited by certified public accountants acceptable to Secured Party certified by its chief financial officer together with a compliance certificate prepared by Debtor stating Debtor's compliance with this Security Agreement; (b) as soon as available, but not later than 60 days after the end of each of the first three quarterly periods of each fiscal year, its consolidated balance sheet as of the end of such quarter and its consolidated statement of income for such quarter and for the portion of the fiscal year then ended, certified by Debtor's chief financial officer together with a compliance certificate prepared by Debtor stating Debtor's compliance with this Security Agreement ; and (c) promptly, such additional financial and other information as Secured Party may from time to time reasonably request; (7) promptly, at its expense, execute and deliver to Secured Party such instruments and documents, and take such action, as Secured Party may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Secured Party hereby, including, without limitation, the execution, delivery, recordation and filing of financing statements and continuation statements, and Debtor hereby grants to Secured Party a power of attorney to effect any such recordation or filing of financing statements; (8) warrant and defend its good and marketable title to the Equipment, and Secured Party's perfected first priority security interest in the Equipment and the Additional Collateral, against all claims and demands whatsoever; (9) at its expense, take such action (including the obtaining and recording of waivers) as may be necessary to prevent any third party from acquiring any right or interest in the Collateral by virtue of its being deemed to be real property, a part of real property, or a part of other personal property (Debtor hereby agreeing that the Collateral shall be and at all times remain separately identifiable personal property), and if at any time any person shall claim any such right or interest, Debtor will cause such claim to be waived in writing or otherwise eliminated to Secured Party's satisfaction within 30 days after such claim shall have first become known to it; (10) at its expense, if requested by Secured Party in writing, attach to such item of Collateral a notice satisfactory to Secured Party disclosing Secured Party's security interest in such item of Collateral; (11) use the Equipment in a careful and proper manner, in accordance with the manufacturer's or supplier's instructions or manuals, and only by competent and duly qualified personnel.
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  B.  Debtor will not:  (1) sell, convey, transfer, exchange, lease or otherwise relinquish possession or dispose of any of the Collateral or attempt or offer to do any of the foregoing; (2) create, assume or suffer to exist any lien upon the Collateral except for the security interest created hereby and by each Supplemental Security Agreement (other than those filed by State Street Bank and Trust Company which , pursuant to the Indenture with Debtor dated as of December 5, 1997 and pursuant to such financing statements, exclude the Equipment) (3)(a) enter into any transaction of merger or consolidation unless it is the surviving corporation and after giving effect to such merger or consolidation its net worth equals or exceeds that which existed prior to such merger or consolidation; (b) liquidate or dissolve; (c) sell, transfer or otherwise dispose of all cumulative and in addition to any other remedy referred to herein or otherwise available to Secured Party at law or in equity; and the exercise by Secured Party of any one or more of such remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all such other remedies. No express or implied waiver by Secured Party of a Default shall in any way be, or be construed to be, a waiver of any other or subsequent Default. The acceptance by Secured Party of any regular installment payment or any other sum owing hereunder shall not constitute a waiver of any Default in existence at the time, regardless of Secured Party's knowledge or lack of knowledge thereof at the time of such acceptance, and shall not constitute a reinstatement of the Security Agreement if Secured Party has sent Debtor a notice of default, unless Secured Party shall have agreed in writing to reinstate the Security Agreement and waive the Default.

6. MANDATORY PREPAYMENTS

          In the event that an item of Equipment becomes destroyed, confiscated or unfit for use for any reason whatsoever, Debtor will prepay and apply, and there shall become due and payable, a principal amount of the outstanding loan made to finance such item of Equipment that is equal to the Loan Value (hereinafter defined) of such item of Equipment, together with accrued and unpaid interest on the amount so prepaid. For purposes of this Section 5, the "Loan Value" in respect of any item of Equipment, shall be an amount equal to the product of (A) a fraction, the numerator of which is an amount equal to the Total Cost of such item of Equipment for which settlement is then being made, as set forth on the respective Loan Schedule and the denominator of which is the aggregate Total Cost of all items of Equipment to which said Note relates, times
(B) the unpaid principal amount of the Note being prepaid immediately prior to such prepayment.

7. DEFAULT; REMEDIES

          The occurrence of any of the following events shall constitute a Default (as such term is used herein): (a) within 5 days of Secured Party's giving notice thereof to Debtor of amounts due, non-payment of any amount payable under the Security Agreement or on any of the Liabilities or failure to perform any agreement of Debtor contained herein; (b) if any statement, representation or warranty of Debtor herein or in any other writing at any time furnished by Debtor to Secured Party is untrue in any material respect as of the date made and such Default is not cured by Debtor within fifteen days of Secured Party's giving notice thereof to Debtor; (c) if any Obligor (which term, as used herein, shall mean Debtor and each other party primarily or secondarily liable on any of the Liabilities) becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors, or any proceeding is instituted by or against any Obligor alleging that such Obligor is insolvent or unable to pay debts as they mature; (d) entry of any judgment against any Obligor in excess of $100,000.00; (e) death of any Obligor who is a natural person or of any general partner of any Obligor which is a partnership; (f) dissolution, merger or consolidation, or transfer of a substantial part of the property of any Obligor which is a corporation or a partnership; (g) default by Debtor in any payment of principal or interest on any obligation for borrowed money in excess of $100,000.00 or in any payment on any lease obligations, beyond any period of grace provided with respect thereto or if Debtor shall default in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to cause or permit the holder or holders of such obligations to cause such obligations to become due
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prior to stated maturity; (h) if Debtor is a corporation, if the current owners of Debtor's voting stock shall at any time fail to own and control a majority of Debtor's outstanding issued voting stock; or (i) there is a material adverse change in Debtor's or any Obligor's financial condition or performance after Debtor's execution of this Security Agreement. Whenever a Default shall be existing, all Notes and all other Liabilities may, notwithstanding any provisions thereof, at the option of Secured Party and without demand or notice of any kind, be declared, and thereupon immediately shall become, due and payable, and Secured Party may exercise from time to time any rights and remedies available to it under applicable law. Debtor agrees, in case of Default, to assemble, at its expense, all the Collateral at a convenient place acceptable to Secured Party and to pay all costs of Secured Party of collection of all Notes and all other Liabilities, and enforcement of rights hereunder, including reasonable attorney's fees and legal expenses, and expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part. Without limiting the foregoing, upon Default Secured Party may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (a) enter upon any premises where any of the Collateral may be located and take possession of and remove such Collateral, (b) sell any or all of the Collateral, free of all rights and claims of Debtor therein and thereto, at any public or private sale, and (c) bid for and purchase any or all of the Collateral at any such sale. Debtor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by Secured Party of any of its rights and remedies upon Default. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least five days before such disposition, postage prepaid, addressed to Debtor either at the address shown below or at any other address of Debtor appearing on the records of Secured Party. Any notice to Debtor may, if there is more than one undersigned, be given to all of the undersigned care of any one of the undersigned selected by Secured Party. Any proceeds of any of the Collateral may be applied by Secured Party to the payment of expenses in connection with the repossession, storage, sale, preparation for sale and the like, of the Collateral, including reasonable attorney's fees and legal expenses, and any balance of such proceeds may be applied by Secured Party toward the payment of such of the Liabilities, and in such order or application, as Secured Party may from time to time elect and Debtor shall remain liable for any deficiency.

8.  NOTICES

All notices and other communications hereunder shall be in writing and shall be transmitted by hand, overnight courier, United States first class mail or certified mail (return receipt requested), postage prepaid. Such notices and other communications shall be addressed to the respective party at the address set forth above or at such other address as any party may from time to time designate by notice duly given in accordance with this section. Notices shall be deemed received on the earlier of (i) three days after deposit, postage prepaid, in the United States mail, if sent by United States first class, certified, or registered mail; (ii) the next day after delivery to an overnight courier, expenses prepaid, or (iii) the date of actual delivery if delivered by hand.

9. NO WAIVER OF RIGHTS

          No delay on the part of Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. If more than one party shall execute this Agreement, the terms "undersigned" and "Debtor" shall mean all parties signing this Agreement and each of them, and all such parties shall be jointly and severally obligated hereunder. The neuter pronoun, when used herein, shall include the masculine and feminine and also the plural. If this Agreement is not dated when executed by Debtor, Secured Party is authorized, without notice to Debtor, to date this Agreement. The rights and privileges of Secured Party hereunder shall inure to the benefit of its successors and assigns.
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10. WAIVER OF JURY TRIAL

Debtor and Secured Party waive any right to a trial by jury in any action to enforce or defend any matter arising from or related to (i) this Agreement; (ii) any Note; or (iii) any documents or agreements evidencing or relating to this Agreement or any Note.

11. GOVERNING LAW; JURISDICTION

          THIS AGREEMENT HAS BEEN DELIVERED AT CHICAGO, ILLINOIS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. Debtor hereby irrevocably submits to the jurisdiction of any state or federal courts located in Cook County, Illinois, over any action or proceeding to enforce or defend any matter arising from or related to (i) this Agreement;
(ii) any Note; or (iii) any document or agreement evidencing or relating to this Agreement or any Note. Debtor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Debtor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Debtor agrees not to institute any legal action or proceeding against Secured Party or any director, officer, employee, agent or property of Secured Party, concerning any matter arising out of or relating to this Agreement, any Note, or any document or agreement evidencing or relating to this Agreement or any Note in any court other than one located in Cook County, Illinois. Nothing in this paragraph shall affect or impair Secured Party's right to serve legal process in any manner permitted by law, or Secured Party's right to bring any action or proceeding against Debtor, or the property of Debtor, in the courts of any other jurisdiction. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Security Agreement has been duly executed as of the 30th day of June, 1998.


DEBTOR:

SHEFFIELD STEEL CORPORATION

BY:  /s/ Stephen R. Johnson
     -----------------------------------

NAME:  Stephen R. Johnson
       ---------------------------------

TITLE:  V.P. and CFO
        --------------------------------


CORPORATE SEAL


Address:  220 N. Jefferson
          ------------------------------

  Sand Springs, OK  74063
----------------------------------------

----------------------------------------


SECURED PARTY:
SANWA BUSINESS CREDIT CORPORATION

BY:  /s/ David G. Roeder
     ------------------------------------

NAME:  David G. Roeder
       ----------------------------------

TITLE:  Vice-President
       ----------------------------------